UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2005

PARADYNE NETWORKS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-26485	75-2658219
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8545 126th Avenue North, Largo, Florida	33773
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 530-2000

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On July 8, 2005, Paradyne Networks, Inc. (“Paradyne”) announced that it had entered into an Agreement and Plan of Merger, dated as of July 7, 2005 (the “Merger Agreement”), with Zhone Technologies, Inc. (“Zhone”) and Parrot Acquisition Corp., a wholly owned subsidiary of Zhone (“Merger Sub”). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Sub will merge with and into Paradyne, with Paradyne surviving as a wholly owned subsidiary of Zhone (the “Merger”). At the effective time of the Merger, each outstanding share of Paradyne common stock will be exchanged for 1.0972 shares of Zhone common stock, and each option and warrant to purchase shares of Paradyne common stock will be assumed by Zhone. The Merger, which is currently anticipated to close in the fall of 2005, is subject to the approval of the stockholders of both Zhone and Paradyne and other customary closing conditions. The Merger is intended to qualify as a tax-free reorganization and has been unanimously approved by the boards of directors of both companies.

Paradyne and Zhone issued a press release, dated July 8, 2005, which is attached as Exhibit 99.1 hereto and incorporated herein by reference, announcing the execution of the Merger Agreement and held a joint conference call earlier today in connection with this announcement. A replay of the conference call will be available for approximately one week by dialing 888-286-8010 for U.S. callers and 617-801-6888 for international callers and entering the passcode 68560491. An audio webcast replay will also be available online at www.paradyne.com/company/investor/ for approximately one week. The script of the conference call is attached as Exhibit 99.2 hereto and a transcript of the call is attached as Exhibit 99.3 hereto. In addition, Frequently Asked Questions with respect to the transaction and Frequently Asked Questions for Paradyne Employees regarding the transaction are attached hereto as Exhibits 99.4 and 99.5, respectively.

Additional Information Regarding the Transaction

Paradyne and Zhone plan to file a joint proxy statement/prospectus with the Securities and Exchange Commission (the “SEC”) in connection with the proposed transaction. In addition, Paradyne and Zhone will file other information and documents concerning the proposed transaction and their respective businesses with the SEC. Paradyne and Zhone urge you to review the joint proxy statement/prospectus and other information to be filed with the SEC because these documents contain important information. These documents will be available without charge on the SEC’s web site at www.sec.gov as well as under the investor relations portions of Paradyne’s and Zhone’s websites, at www.zhone.com and www.paradyne.com, respectively.

Participants in the Transaction

Paradyne and Zhone, their respective officers, directors and certain other members of their management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Paradyne and Zhone, respectively, in favor of the transaction. Information about the officers and directors of Zhone and their ownership of Zhone securities is set forth in the proxy statement for Zhone’s 2005 Annual Meeting of Stockholders filed with the SEC on April 1, 2005. Information about the officers and directors of Paradyne and their ownership of Paradyne securities is set forth in the proxy statement for Paradyne’s 2005 Annual Meeting of Stockholders filed with the SEC on April 11, 2005. You may obtain more detailed information concerning the participants by reading the joint proxy statement/prospectus when it is filed with the SEC.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

99.1	Joint Press Release, dated July 8, 2005.

99.2	Conference Call Script.

99.3	Conference Call Transcript.

99.4	Frequently Asked Questions.

99.5	Frequently Asked Questions for Paradyne Employees.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARADYNE NETWORKS, INC.
Date: July 8, 2005
	By:	/s/ Sean E. Belanger
	Name:	Sean E. Belanger
	Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Joint Press Release, dated July 8, 2005.

99.2	Conference Call Script.

99.3	Conference Call Transcript.

99.4	Frequently Asked Questions.

99.5	Frequently Asked Questions for Paradyne Employees.